UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 27, 2005

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(202) 333-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2005, InPhonic, Inc. (“InPhonic”) completed the acquisition of certain assets of FONcentral.com, Inc., (“FC”) through FON Acquisition, LLC (“FON”), a wholly-owned subsidiary of InPhonic, pursuant to the terms and conditions of the Asset Purchase Agreement dated May 26, 2005 between FC, InPhonic, and FON (the “Asset Purchase Agreement”). The aggregate consideration paid at closing for the assets acquired was $2,438,848 in cash and 131,876 shares of InPhonic common stock.

The terms of the Asset Purchase Agreement were determined on the basis of arms-length negotiations.

The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1(a)	Asset Purchase Agreement, dated as of May 26, 2005, between FC and FON.

(a) Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

By:	/s/ Lawrence S. Winkler
Lawrence S. Winkler Chief Financial Officer, Executive Vice President and Treasurer

Date: June 3, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1(a)	Asset Purchase Agreement, dated as of May 26, 2005, between FC and FON.

(a) Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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